Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Conduit Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	5,898,705	$1.97	$11,620,448.80	0.00015310	$1,779.09
	Total Offering Amounts					$11,620,448.80		$1,779.09
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$1,779.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional common shares as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $1.97, calculated based on the average of the high and low reported prices of the registrant’s common stock on The Nasdaq Global Market on February 4, 2025, which date is within five business days prior to the filing of this Registration Statement.